UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2023 (August 28, 2023)

Singlepoint Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-53425	26-1240905
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3104 E Camelback Rd #2137 Phoenix, AZ	85016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (888) 682-7464

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as deﬁned in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01 Entry into a Material Deﬁnitive Agreement.

On August 28, 2023, Singlepoint Inc. (the “Company”) entered a Securities Purchase Agreement (the “1800 Agreement”) with 1800 Diagonal Lending LLC (“1800”), whereby 1800 purchased a convertible note (the “Note”) of the Company, in the aggregate principal amount of $130,000. The material terms of the Note include the following: The holder of the Note shall have the right from time to time, and at any time during the period beginning on the date of issuance and ending on the later of: (i) the Maturity Date (May 28, 2024) and (ii) the date of payment of the Default Amount (as defined in the Note), to convert all or any part of the outstanding and unpaid amount of the Note into fully paid and non-assessable shares of Common Stock, at the conversion price (the “Conversion Price”) provided, however, that in no event shall the holder be entitled to convert any portion of the Note in excess of that portion of this Note upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the holder and its affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of the Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of the Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock. The “Conversion Price” is equal to 75% of the lowest Trading Price (as defined in the Note) for the Common Stock of the Company during the ten (10) Trading Day period ending on the latest complete Trading Day prior to the Conversion Date. The Company has the right, exercisable on not more than three (3) Trading Days prior written notice to the holder of the Note to prepay the outstanding Note (principal and accrued interest), in full. If the Company exercises its right to prepay the Note, the Company shall make payment to the Holder of an amount in cash as follows: 1. The period beginning on the Issue Date of the Note (the “Issue Date”) and ending on the date which is sixty (60) days following the Issue Date, an amount equal to 115% of the then outstanding principal amount of the Note plus accrued and unpaid interest; 2. The period beginning on the date that is sixty-one (61) day from the Issue Date and ending ninety (90) days following the Issue Date an amount equal to 120% of the then outstanding principal amount of the Note plus accrued and unpaid interest; 3. The period beginning on the date that is ninety-one (91) day from the Issue Date and ending one hundred twenty (120) days following the Issue Date, an amount equal to 125% of the then outstanding principal amount of the Note plus accrued and unpaid interest; and 4. The period beginning on the date that is one hundred twenty-one (121) days from the Issue Date and ending one hundred eighty (180) days following the Issue Date, 129% of the then outstanding principal amount of the Note plus accrued and unpaid interest.

The foregoing description of the terms of the 1800 and Note Agreement does not purport to be complete and is qualified in its entirety by the complete text of the documents attached as Exhibit 10.1 to this Current Report on Form 8-K.

2

On August 30, 2023, the Company entered a Securities Purchase Agreement (the “GHS Agreement”) with GHS Investments, LLC (“GHS”), whereby GHS purchased one hundred eight (108) shares of the Company’s Class E Convertible Preferred Stock (the “Class E Preferred Stock”) in exchange for One Hundred Eight Thousand Dollars ($108,000). In addition the Company issued GHS five shares of Class E Preferred Stock upon the execution of the Purchase Agreement as an equity incentive.  The foregoing description of the terms of the GHS Agreement does not purport to be complete and is qualified in its entirety by the complete text of the document attached as Exhibit 10.2 to this Current Report on Form 8-K.

Item 3.02 Unregistered Sales of Equity Securities.

Pursuant to the terms of the GHS Agreement, the Company issued to GHS an aggregate of one hundred thirteen (113) shares of Class E Preferred Stock (as more fully described it Item 1.01 above). Pursuant to the terms of the 1800 Agreement, the Company issued the Note to 1800 (as more fully described it Item 1.01 above). The foregoing was not registered under the Securities Act of 1933 and was made pursuant to the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following documents are filed as Exhibits:

10.1	Securities Purchase Agreement between Singlepoint Inc. and 1800 Diagonal Lending LLC dated as of August 28, 2023.
10.2	Securities Purchase Agreement between Singlepoint Inc. and GHS Investments, LLC dated as of August 30, 2023.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

3

SIGNATURES

Pursuant to the requirements of the Stock Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SinglePoint Inc.

Dated: September 7, 2023	By:	/s/ William Ralston
William Ralston
Chief Executive Officer

4